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                                                                     EXHIBIT 9.1

                           FIRST AMENDED AND RESTATED

                              SHAREHOLDER AGREEMENT

      This First Amended and Restated Shareholder Agreement (this "AGREEMENT") is entered into as of the 25th day of May, 2005 (the "EFFECTIVE DATE"), by and among Protalex, Inc., a Delaware corporation (the "COMPANY"), certain of the holders of the Common Stock of the Company or options to acquire the Common Stock identified on EXHIBIT A hereto (the "EXISTING SHAREHOLDERS"), a majority-in-interest of the Investors listed on SCHEDULE I (as such "MAJORITY-IN-INTEREST" is defined and contemplated in Section 13 of the "ORIGINAL SHAREHOLDER AGREEMENT" (as defined below) (collectively, all Investors listed on Schedule I, the "ORIGINAL INVESTORS") and the purchasers listed on
Schedule II and such additional purchasers who may become parties to the 2005 Purchase Agreement (as defined below) on, or before, June 30, 2005 (the "2005 INVESTORS") with reference to the following facts:

      A. On September 18, 2003, the Company issued and the Original Investors purchased shares of the Company's Common Stock and Warrants to purchase shares of the Company's Common Stock pursuant to that certain Securities Purchase Agreement (the "ORIGINAL PURCHASE AGREEMENT") whereby, as a condition to such sale and purchase , the parties thereto wished to assure that (i) a representative of the Original Investors was elected as a member of the Board of Directors of the Company and (ii) the transfer of shares of the Company's Common Stock by the Existing Shareholders was limited.

      B. On the Effective Date, the Company has agreed to issue, and the 2005 Investors have agreed to purchase, shares of the Company's Common Stock and Warrants to purchase shares of the Company's Common Stock pursuant to that certain Warrant and Common Stock Purchase Agreement dated as of the Effective Date (the "2005 PURCHASE AGREEMENT"), whereby the parties thereto desire the 2005 Investors to become parties to that certain Shareholder Agreement dated as of September 18, 2003 (the "ORIGINAL SHAREHOLDER AGREEMENT") as amended and restated herein.

      NOW, THEREFORE, in consideration of their respective promises contained in this Agreement, the undersigned agree as follows:

      1. Definitions. For the purposes of this Agreement, capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

            a. "AFFILIATE" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

            b. "EXPIRATION DATE" shall mean that date on which vSpring SBIC, L.P. ("VSPRING"), together with its Affiliates, no longer owns shares of Common Stock and Warrant Shares, on an as exercised basis, (as appropriately adjusted for stock splits, combinations,

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recapitalizations and similar transactions) that represent less than 25% of the shares of Common Stock and Warrant Shares, on an as exercised basis, purchased by vSpring together with its Affiliates pursuant to the Original Purchase Agreement and 2005 Purchase Agreement, collectively (as appropriately adjusted for stock splits, combinations, recapitalizations and similar transactions).

            c. "INVESTORS" shall mean collectively the Original Investors and the 2005 Investors.

            d. "LIQUIDITY DATE" shall have the same meaning as that term is defined in that certain Registration Rights Agreement dated of even date herewith among the Company and the Investors (defined therein).

            e. "PERSON" shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.

            f. "SHARES" shall mean: (i) all securities of the Company (including all shares of the Company's Common Stock and all options, warrants and other rights to acquire shares of the Company's Common Stock) owned by such Existing Shareholder or such Original Investor and 2005 Investor as of the date of this Agreement, and (ii) all additional securities of the Company (including all additional shares of the Company Common Stock and all additional options, warrants and other rights to acquire shares of the Company Common Stock) of which such Existing Shareholder or such Original Investor or 2005 Investor acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until September 18, 2005.

            g. "RESTRICTION TERMINATION DATE" shall mean the date that is the earlier to occur of (i) September 18, 2005 or (ii) the Liquidity Date.

            h. A Person shall be deemed to have effected a "TRANSFER" of a security if such Person directly or indirectly (i) offers for sale, sells, assigns, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement, commitment or other arrangement providing for the sale of, assignment of, pledge of, encumbrance of, granting of an option with respect to, transfer of or disposition of such security or any interest therein.

      2. Restriction on Transfer; Stop Transfer. Except as expressly contemplated by this Agreement, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the Restriction Termination Date, each of the Existing Shareholders (the "RESTRICTED SHAREHOLDERS") shall not, without the prior written consent of vSpring, directly or indirectly, (i) cause or permit the Transfer of any of the Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Shares, or (ii) request that the Company register the Transfer of any certificate or uncertificated interest representing any of the Shares; provided however, that from September 18, 2004 and continuing until the Restriction Termination Date, each

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such Restricted Shareholder may Transfer in the aggregate up to 10% of the
Shares beneficially owned by such Restricted Shareholder (determined on a fully-diluted basis) as of the Closing Date without the prior written consent of vSpring. Each Restricted Shareholder hereby agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent in respect of the Shares.

      3. Proxies and Non-Interference; Stop Transfer. Except as expressly contemplated by this Agreement, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, each of the Existing Shareholders and each of the Investors shall not, without the prior written consent of vSpring, directly or indirectly, (i) grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into a voting agreement or other similar commitment or arrangement with respect to any of the Shares in contravention of the obligations of such Existing Shareholder or such Investor, respectively, under this Agreement, or (ii) take any action that would make any representation or warranty of such Existing Shareholder or such Investor, respectively, contained herein untrue or incorrect, or have the effect of preventing or disabling such Existing Shareholder or such Investor, respectively, from performing any of such Existing Shareholder's or such Investor's obligations under this Agreement. Each Existing Shareholder and each Investor hereby agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent in respect of the Shares.

      4. Voting Agreement. Until the Expiration Date, at each annual meeting of the shareholders of the Company, or at any meeting of the shareholders of the Company at which members of the Board of Directors are to be elected, however called, and at every adjournment or postponement thereof, and at any other time at which shareholders of the Company will have the right to or will vote for or render consent in writing regarding the election of directors of the Company, then and in each event, each Existing Shareholder and each Investor hereby covenants and agrees to appear at such meeting, in person or by proxy, or otherwise cause all of the Shares to be counted as present thereat for purposes of establishing a quorum thereat, and, unless waived in writing by vSpring, each Existing Shareholder and each Investor shall vote, or cause to be voted (and on every action or approval by written consent of shareholders with respect to the following, act, or cause to be acted, by written consent) with respect to all of the Shares that such Existing Shareholder or such Investor is entitled to vote or as to which such Existing Shareholder or such Investor has the right to direct the voting, as of the relevant record date, in favor of the following actions:

            a. to fix and maintain the number of directors at seven (7);

            b. with respect to one (1) member of the Board of Directors, to cause and maintain the election of (1) candidate designated by vSpring, who shall initially be Dr. Dinesh Patel (the "INVESTOR DESIGNEE").

      5. Irrevocable Proxy. With the execution of this Agreement, each Existing Shareholder and each Investor hereby executes and delivers to vSpring the irrevocable proxy in writing which is

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incorporated by reference into this Agreement and attached hereto as EXHIBIT B, which shall be irrevocable to the fullest extent permitted by applicable law, with respect to the Shares.

      6. Representations and Warranties. Each Existing Shareholder and each Investor hereby represents and warrants to vSpring and the Company as follows:

            a. Ownership of Shares. Such Existing Shareholder or such Investor, as applicable, is the beneficial owner (as such term is defined under Rule 13(d)(3) promulgated under the Securities Exchange Act of 1934, as amended, except that such terms shall include Shares that may be acquired more than sixty
(60) days from the date hereof) of all of the Shares; provided that with respect to the Shares held by such Investor issued by the Company pursuant to the 2005 Purchase Agreement , this representation and warranty assumes the valid issuance of the shares by the Company pursuant the 2005 Purchase Agreement. Such Existing Shareholder or such Investor, as applicable, has sole voting power and the sole power of disposition with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Such Existing Shareholder or such Investor, as applicable, is the sole record holder (as reflected in the records maintained by the Company's transfer agent for the Company's Common Stock) of all of the Shares.

            b. Power; Binding Agreement. Such Existing Shareholder or such Investor, as applicable, has the legal capacity, power and authority to enter into and perform all of such Existing Shareholder's or such Investor's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Existing Shareholder or such Investor will not violate any agreement or court order to which such Existing Shareholder or such Investor, as applicable, is a party or is subject, including, without limitation, any voting agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Existing Shareholder or such Investor and constitutes a valid and binding agreement of such Existing Shareholder or such Investor, enforceable against such Existing Shareholder or such Investor in accordance with its terms.

            c. No Consents. To his, her or its knowledge, the execution and delivery of this Agreement by such Existing Shareholder or such Investor does not, and the performance by such Existing Shareholder or such Investor of his, her or its obligations hereunder will not, require such Existing Shareholder or such Investor to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

      7. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in vSpring any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to such Existing Shareholder or such Investor, respectively.

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      8. Shareholder Notification of Acquisition of Additional Shares. At all
times during the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, each such Existing Shareholder or such Investor shall promptly notify vSpring and the Company of the number of any additional shares of the Company's Common Stock and the number and type of any other voting securities of the Company acquired by such Existing Shareholder or such Investor, if any, after the date hereof.

      9. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the later of the Expiration Date or the Restriction Termination Date, the Company shall not register the Transfer (by book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares unless such Transfer is made pursuant to and in compliance with the terms and conditions of this Agreement. The Company shall instruct its transfer agent for the Company's Common Stock (the "TRANSFER AGENT") not to Transfer, at any time commencing with the execution and delivery of this Agreement and continuing until later of the Expiration Date or the Restriction Termination Date, any certificate or uncertificated interest representing any of the Shares unless and until the Transfer Agent has received the Company's instruction to effect any such Transfer.

      10. Specific Performance. The parties agree that the damages to the parties from a violation of Section 4 of this Agreement will be difficult to ascertain, that the parties will not have an adequate remedy at law for such a breach and that specific performance or other equitable relief from a breach or anticipatory breach of Section 1 is therefore appropriate. If any party hereto or such party's assigns institutes any action or proceeding to specifically enforce the provisions hereof, any Person against whom such action or proceeding is brought hereby waives the claim of defense therein that such party or such personal representative has an adequate remedy at law, and such Person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

      11. Further Assurances. At the request of any party to another party or parties to this Agreement, such other party or parties shall execute and deliver such instruments or documents to evidence or further effectuate the respective rights and obligations of the parties and to evidence and effectuate any termination of this Agreement.

      12. Transferees. This Agreement shall bind and inure to the benefit of any transferees of the Existing Shareholders and the Investors, and the Company shall not consent to a transfer of a share of Common Stock owned by an Existing Shareholder or an Investor unless the transferee thereof agrees to be bound by this Agreement. Nothing in this Agreement shall be deemed to restrict the ability of an Investor to transfer Shares in registered open market transactions.

      13. Amendment. This Agreement may be amended only upon the agreement of
(i) the Company, (ii) a majority-in-interest of the Investors voting on an as-converted basis (which majority-in-interest shall include the agreement of vSpring), and (iii) all of the Existing Shareholders executing this Agreement.

      14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed to be an original, fully executed agreement.

      15. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties hereto further agree that service of process upon the parties hereto mailed by the first class mail shall be deemed in every respect effective service of process upon such party in any suit or proceeding arising hereunder. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. The parties hereto agree that a final non appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit or such judgment or in any other lawful manner.

      16. Attorneys' Fees. In any legal proceeding arising out of this Agreement, including with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and actual attorneys' fees. As used in this Agreement, "actual attorneys' fees" shall mean the full and actual cost of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual hourly fees charged by the attorneys performing such services.

      17. Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, such court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable consistent with the intent of the parties hereto.

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

      IN WITNESS WHEREOF, the undersigned have caused this agreement to be signed on the date first written above.

COMPANY:

PROTALEX, INC.
a Delaware corporation

By: /s/ Steven Kane
    -------------------------------------
    Steven Kane,
    President and Chief Executive Officer

                                         EXISTING SHAREHOLDERS:
                                         ---------------------
                                         [Individual shareholder signatures not
                                         listed for purposes of this exhibit]

                                         _______________________________________
                                         [Signature]

                                         _______________________________________
                                         [Print Name]

                                         _______________________________________
                                         [Title (if shareholder not individual)]

                                         ORIGINAL INVESTORS:

                                         _______________________________________
                                         [Signature]

                                         _______________________________________
                                         [Print Name]

                                         _______________________________________
                                         [Title (if shareholder not individual)]

                                         2005 INVESTORS:

                                         _______________________________________
                                         [Signature]

                                         _______________________________________
                                         [Print Name]

                                         _______________________________________
                                         [Title (if shareholder not individual)]

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